Exhibit 10.121

AMENDMENT NO. 7

TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 7 (this “Amendment”) is entered into as of December 17, 2003, by and among I.F.S. OF NEW JERSEY, INC., a New Jersey corporation (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the undersigned financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and individually, a “Lender”), and PNC as agent for Lenders (PNC, in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of October 15, 1997 (as amended by Amendment No. 1 dated as of July 31, 1998, Amendment No. 2 dated as of August 1, 1999, Amendment No. 3 dated as of June 23, 2000, Amendment No. 4 dated July 11, 2001, Amendment No. 5 dated August 31, 2001, Amendment No. 6 dated as of January 14, 2003 and as same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders amend various provisions of the Loan Agreement to, among other things (a) extend the maturity date of the facility and (b) permit Borrower to upstream funds to its parent to cover overhead expenses and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the foregoing consent and in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 6, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 is amended as follows:

(i) the following defined term is added in its appropriate alphabetical order:

““Permitted Payment” shall mean a payment of funds in an amount not to exceed $500,000 by Borrower to Original Owner to cover Borrower’s contribution of overhead expenses of Original Owner.”

(ii) the following defined term shall be amended in its entirety as follows:

“Term” shall mean the Closing Date to December 31, 2004, as the same may be extended in accordance with the provisions of Section 13.1 hereof.

(b) A new Section 7.18 is amended in its entirety to provide as follows:

“7.18 Payments to Parent and Affiliates. Pay management or other fees and expenses to the Original Owner or any Affiliate provided, however, that Borrower shall be permitted (a) to pay such fees not to exceed an aggregate amount of $300,000 (exclusive of the Permitted Payment) in any consecutive twelve month period so long as no Default or Event of Default has occurred and is continuing or would occur as a result of any such payment and (b) to pay the Permitted Payment on or prior to January 31, 2004 so long as no Default or Event of Default has occurred and is continuing or would occur as a result of any such payment.

3. Accommodation Fee. To induce Agent and Lenders to enter into this Amendment, Borrower hereby agrees to pay Agent for its benefit and for the ratable benefit of Lenders an accommodation fee of $25,000 (the “Accommodation Fee”). This fee is due and fully earned on the date hereof and Agent shall, without making demand, charge this fee to Borrower’s loan account as a Revolving Advance.

4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and Lenders and consented and agreed to by Guarantors; (ii) payment of the Accommodation Fee, which fee shall be charged to Borrower’s loan account as a Revolving Advance; and (iii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

5. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

6. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) Except as set forth in Section 5 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

I.F.S. OF NEW JERSEY, INC., as Borrower

By:	/s/ Jack B. Hood
Name: Jack B. Hood
Title: CFO

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Robin L. Arriola
Name: Robin L. Arriola
Title: Vice President

CONSENTED AND AGREED:

SARA ST. CLAIRE, INC.

By:	/s/ Jack B. Hood
Name: Jack B. Hood
Title: CFO

INSTITUTIONAL FINANCING SERVICES INTERNATIONAL, INC.

By:	/s/ Jack B. Hood
Name: Jack B. Hood
Title: CFO

INTERNATIONAL DEVELOPMENT AND INNOVATIONS, INC.

By:	/s/ Jack B. Hood
Name: Jack B. Hood
Title: CFO

I.F.S. MANAGEMENT LLC

By:	/s/ Anthony R. Calandra
Name: Anthony R. Calandra
Title: Member

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